EXHIBIT 99.1

ConnectOne Bancorp, Inc. Announces Results of 2015 Annual Meeting

ENGLEWOOD CLIFFS, N.J., May 6, 2015 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the "Company" or "ConnectOne"), parent company of ConnectOne Bank (the "Bank"), today announced the voting results from its Annual Meeting held May 6, 2015 in Tenafly, New Jersey. Shareholders elected the twelve board of director nominees and ratified the appointment of Crowe Horwath LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and following consummation of the merger on July 1, 2014, through its twenty-three other banking offices.

For more information visit https://www.ConnectOneBank.com/.

CONTACT: Investor Contact:
         William S. Burns
         Executive VP & CFO
         201.816.4474; bburns@cnob.com

         Media Contact:
         Chrissie Marra, MWW
         212.215.6888; cmarra@mww.com